Highland Funds

200 Crescent Court, Suite 700

Dallas, Texas 75201

July 1, 2014

State Street Bank and Trust Company

Channel Center, Mailstop CCB0502

1 Iron Street

Boston, MA 02210

Attention: Thomas P. Barry, Vice President

Re: HIGHLAND FUNDS I (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established a new series of shares to be known as HIGHLAND OPPORTUNISTIC CREDIT FUND (the “Fund”), which is expected to become effective on July 1, 2014.

In accordance with the Section 1, the Appointment of Administrator provision, of the Administration Agreement dated as of January 7, 2013 by and among State Street Bank and Trust Company (“State Street”) and the Trust (as amended, modified, or supplemented from time to time, the “Agreement”), the undersigned Trust hereby requests that State Street act as Administrator for the new Fund under the terms of the Agreement. In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Schedule A to the Agreement shall be deleted and replaced in its entirety with Schedule A attached hereto, effective as of the date set forth below.

Please indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

HIGHLAND FUNDS I ON BEHALF OF: HIGHLAND OPPORTUNISTIC CREDIT FUND

By:	/s/ Brian Mitts

Name:	Brian Mitts

Title:	Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers

Name:	Michael F. Rogers

Title:	Executive Vice President, Duly Authorized

Effective Date: July 1, 2014

SCHEDULE A

TO

MASTER ADMINISTRATION AGREEMENT

Listing of Trusts, Funds and Classes of Shares

Trusts and Funds	Classes of Shares

Highland Funds I
Highland Opportunistic Credit Fund	A, C, Z

Highland Funds II
Highland Fixed Income Fund Highland Global Allocation Fund Highland Premier Growth Equity Fund Highland Small-Cap Equity Fund Highland Tax-Exempt Fund Highland Total Return Fund	A, C, R, Y A, C, R, Y A, C, R, Y A, C, R, Y A, C, Y A, C, R, Y

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